Exhibit 15.1

Warth & Klein Grant Thornton AG | Postfach 30 10 24 | 40410 Düsseldorf

Biofrontera AG

Herrn Ludwig Lutter

Chief Financial Officer

Hemmelrather Weg 201

53177 Leverkusen

Warth & Klein Grant Thornton AG
Wirtschaftsprüfungsgesellschaft
Johannstraße 39
40476 Düsseldorf

T +49 211 9524 - 0
E duesseldorf@wkgt.com
W https://www.wkgt.com/en

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 12, 2021, with respect to the consolidated financial statements included in this Annual Report of Biofrontera AG on Form 20-F for the year ended December 31, 2020. We consent to the incorporation by reference of said report in the Registration Statement of Biofrontera AG on Form F-3 (File No. 333-236021), as amended.

April 12, 2021